Worldwide Headquarters 1200 Willow Lake Boulevard St. Paul, Minnesota 55110-5101	Exhibit 99.1 Maximillian Marcy Investor Relations Contact 651-236-5062

NEWS	For Immediate Release	September 21, 2016

H.B. Fuller Reports Third Quarter 2016 Results

Third Quarter Diluted EPS $0.64;

Third Quarter Adjusted Diluted EPS $0.641;

Adjusted EPS Guidance Range Narrowed to $2.45-$2.501

ST. PAUL, Minn. – H.B. Fuller Company (NYSE: FUL) today reported financial results for the third quarter that ended August 27, 2016.

Items of Note for the Third Quarter of 2016:

■

Volume growth was 12 percent in the Engineering Adhesives segment, above 10 percent in the Asia Pacific segment and positive in our EIMEA segment. Volume was flat in Americas Adhesives year-over-year, reflecting expected sequential improvement;

■	Gross profit margin was 28.5 percent, an improvement of 50 basis points versus the prior year’s third quarter, reflecting effective management of pricing and raw material costs;
■	Net income was $32.7 million; adjusted net income was $33.1 million, or $0.64[1] per diluted share, an increase of 5 percent versus the prior year;
■	Adjusted EBITDA margin[2] was 13.4 percent; EIMEA segment adjusted EBITDA[2] margin was 10.4 percent in the quarter, up over 200 basis points from the prior year;
■	Cash flow from operating activities of $63 million, driven by solid net income performance; on track to deliver over $200 million in cash flow from operations for the 2016 fiscal year.

Third Quarter 2016 Results:

Net income for the third quarter of 2016 was $32.7 million, or $0.64 per diluted share, versus net income of $26.8 million, or $0.52 per diluted share, in last year’s third quarter. Adjusted diluted earnings per share in the third quarter of 2016 were $0.641, up 5 percent versus the prior year’s adjusted result of $0.611. Adjusted EBITDA2 was $68.7 million in the third quarter, or 13.4 percent of net revenue.

Net revenue for the third quarter of 2016 was $512.9 million, down 2.2 percent versus the third quarter of 2015. Higher volume/mix positively impacted net revenue growth by 0.9 percentage points. Lower average selling prices and negative foreign currency translation negatively impacted net revenue growth by 2.1 and 1.0 percentage points, respectively.

During the quarter we maintained margins through effective management of pricing and raw material costs. Gross profit margin increased 50 basis points versus the prior year. Selling, General and Administrative (SG&A) expense was down by approximately 0.6 percent versus last year, primarily due to well controlled discretionary expenses, the favorable impact of exchange and lower variable compensation, offset by selective investments for growth.

”We continued to deliver improving financial results in-line with our long term goals,” said Jim Owens, H.B. Fuller president and chief executive officer. “Volume growth remained robust in both the Asia Pacific and Engineering Adhesives segments, and we delivered the volume improvements we committed to in the Americas Adhesive segment, reflecting continued sequential improvements. Our cash flow was strong, we began the integration of Cyberbond, an important strategic acquisition, and managed earnings in-line with our strategic commitments with EPS up 14 percent year-to-date and EBITDA margin up 90 basis points for the first nine months of the year. We are confident that we will continue to drive our business performance toward the long-term goals committed to in our 2020 strategic plan.”

Year-To-Date Results:

Net income for the first nine months of 2016 was $85.0 million, or $1.66 per diluted share, versus income from continuing operations of $63.3 million, or $1.22 per diluted share, in the first nine months of 2015. Adjusted diluted earnings per share in the first nine months of 2016 were $1.741, up 14 percent versus the prior year’s result of $1.531. Foreign currency losses were unusually high in the first nine months of this year, reducing adjusted EPS by about $0.10 per share relative to the same period last year.

Net revenue for the first nine months of 2016 was $1,519.7 million, down 1.0 percent versus the first nine months of 2015. Higher volume/mix positively impacted net revenue growth by 2.5 percentage points. Lower average selling prices and negative foreign currency translation negatively impacted net revenue growth by 1.3 and 2.2 percentage points, respectively. Constant currency revenue3 grew by 1.2 percent year-over-year.

Balance Sheet and Cash Flow:

At the end of the third quarter of 2016, we had cash totaling $133 million and total debt of $712 million. This compares to second quarter 2016 cash and debt levels of $146 million and $722 million, respectively. Sequentially, net debt was essentially unchanged. Cash flow from operations was positive $63 million in the third quarter. The strong cash flow result allowed us to fund the acquisition of Cyberbond and maintain our leverage of 2.6 times debt to EBITDA. Capital expenditures were $14 million in the third quarter.

Fiscal 2016 Outlook:

We are narrowing our adjusted EPS guidance range to $2.45 to $2.50 for the 2016 year1. Our previous guidance for 2016 adjusted EPS was $2.45 to $2.60 per share. Currency had a negative $0.05 impact versus previous guidance. Constant currency growth is expected to be around 2 to 3 percent for 2016 versus the 2015 fiscal year. We now expect to generate approximately $280 million of EBITDA in 2016, reflecting a full-year EBITDA margin of approximately 13.5 percent. Our core tax rate, excluding the impact of discrete items, is expected to be about 31.5 percent. We are on track to invest approximately $60 million in capital items in 2016.

Shareholder Rights Plan Expiration:

H.B. Fuller’s shareholder rights plan expired in accordance with its terms on July 31, 2016. In connection with the expiration of the shareholder rights plan, the Company will be taking routine steps to voluntarily deregister the related preferred stock purchase rights under the Securities Exchange Act of 1934, as amended, and to delist these rights from the New York Stock Exchange. These actions are administrative in nature and will have no effect on the Company’s common stock, which continues to be registered under the Securities Exchange Act of 1934, as amended, and listed on the New York Stock Exchange. Shareholders are not required to take any action as a result of the expiration of the shareholder rights plan.

Conference Call:

The Company will host an investor conference call to discuss third quarter 2016 results on Thursday, September 22, 2016, at 9:30 a.m. Central U.S. time (10:30 a.m. Eastern U.S. time). The conference call audio and accompanying presentation slides will be available to all interested parties via a simultaneous webcast at www.hbfuller.com under the Investor Relations section. The event is scheduled to last one hour. For those unable to listen live, an audio replay of the event along with the accompanying presentation will be archived on the Company’s website.

Regulation G:

The information presented in this earnings release regarding segment operating income, adjusted diluted earnings per share, earnings before interest, taxes, depreciation, and amortization (EBITDA) and constant currency revenue does not conform to generally accepted accounting principles (GAAP) and should not be construed as an alternative to the reported results determined in accordance with GAAP. Management has included this non-GAAP information to assist in understanding the operating performance of the Company and its operating segments as well as the comparability of results. The non-GAAP information provided may not be consistent with the methodologies used by other companies. All non-GAAP information is reconciled with reported GAAP results in the tables below with the exception of our forward looking non-GAAP measures contained in our fiscal 2016 outlook which are unknown and have not yet occurred.

About H.B. Fuller Company:

For over 125 years, H.B. Fuller has been a leading global adhesives provider focusing on perfecting adhesives, sealants and other specialty chemical products to improve products and lives. With fiscal 2015 net revenue of $2.1 billion, H.B. Fuller’s commitment to innovation brings together people, products and processes that answer and solve some of the world's biggest challenges. Our reliable, responsive service creates lasting, rewarding connections with customers in packaging, hygiene, general assembly, electronic and assembly materials, paper converting, woodworking, construction, automotive and consumer businesses. And our promise to our people connects them with opportunities to innovate and thrive. For more information, visit us at www.hbfuller.com and subscribe to our blog.

Safe Harbor for Forward-Looking Statements:

Certain statements in this document may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to various risks and uncertainties, including but not limited to the following: the Company's ability to effectively integrate and operate acquired businesses; the ability to effectively implement Project ONE; political and economic conditions; product demand; competitive products and pricing; costs of and savings from restructuring initiatives; geographic and product mix; availability and price of raw materials; the Company's relationships with its major customers and suppliers; changes in tax laws and tariffs; devaluations and other foreign exchange rate fluctuations; the impact of litigation and environmental matters; the effect of new accounting pronouncements and accounting charges and credits; and similar matters. Further information about the various risks and uncertainties can be found in the Company's SEC 10-K filing for the fiscal year ended November 28, 2015. All forward-looking information represents management's best judgment as of this date based on information currently available that in the future may prove to have been inaccurate. Additionally, the variety of products sold by the Company and the regions where the Company does business make it difficult to determine with certainty the increases or decreases in net revenue resulting from changes in the volume of products sold, currency impact, changes in product mix, and selling prices. However, management's best estimates of these changes as well as changes in other factors have been included.

H.B. FULLER COMPANY AND SUBSIDIARIES

CONSOLIDATED FINANCIAL INFORMATION

In thousands, except per share amounts (unaudited)

	Three Months Ended August 27, 2016	Percent of Net Revenue	Three Months Ended August 29, 2015	Percent of Net Revenue
Net revenue	$512,858	100.0%	$524,133	100.0%
Cost of sales	(366,737)	(71.5% )	(377,293)	(72.0%	)
Gross profit	146,121	28.5%	146,840	28.0%

Selling, general and administrative expenses	(97,692)	(19.0% )	(98,297)	(18.8%	)
Special charges, net	2,807	0.5%	(1,297)	(0.2%	)
Other income (expense), net	(956)	(0.2% )	(1,040)	(0.2%	)
Interest expense	(6,809)	(1.3% )	(6,448)	(1.2%	)
Income before income taxes and income from equity method investments	43,471	8.5%	39,758	7.6%

Income taxes	(12,513)	(2.4% )	(14,372)	(2.7%	)

Income from equity method investments	1,840	0.3%	1,500	0.3%
Net income including non-controlling interests	32,798	6.4%	26,886	5.1%

Net income attributable to non-controlling interests	(53)	(0.0% )	(79)	(0.0%	)
Net income attributable to H.B. Fuller	$32,745	6.4%	$26,807	5.1%

Basic income per common share attributable to H.B. Fuller	$0.65		$0.53

Diluted income per common share attributable to H.B. Fuller[a]	$0.64		$0.52

Weighted-average common shares outstanding:
Basic	50,261		50,421
Diluted	51,453		51,530

Dividends declared per common share	$0.14		$0.13

Selected Balance Sheet Information (subject to change prior to filing of the Company's Quarterly Report on Form 10-Q)

	August 27, 2016	November 28, 2015	August 29, 2015
Cash & cash equivalents	$133,102	$119,168	$85,821
Trade accounts receivable, net	344,305	364,704	341,932
Inventories	261,363	248,504	266,896
Trade payables	160,836	177,864	170,602
Total assets	2,080,393	2,042,252	2,068,638
Total debt	711,570	722,863	727,578

H.B. FULLER COMPANY AND SUBSIDIARIES

CONSOLIDATED FINANCIAL INFORMATION

In thousands, except per share amounts (unaudited)

	Nine Months Ended August 27, 2016	Percent of Net Revenue	Nine Months Ended August 29, 2015	Percent of Net Revenue
Net revenue	$1,519,698	100.0%	$1,535,556	100.0%
Cost of sales	(1,077,716)	(70.9% )	(1,123,573)	(73.2%	)
Gross profit	441,982	29.1%	411,983	26.8%

Selling, general and administrative expenses	(301,143)	(19.8% )	(293,712)	(19.1%	)
Special charges	2,024	0.1%	(4,592)	(0.3%	)
Other income (expense), net	(7,603)	(0.5% )	(1,246)	(0.1%	)
Interest expense	(19,714)	(1.3% )	(18,765)	(1.2%	)
Income from continuing operations before income taxes and income from equity method investments	115.546	7.6%	93,668	6.1%

Income taxes	(35,563)	(2.3% )	(34,528)	(2.2%	)

Income from equity method investments	5,172	0.3%	4,157	0.3%
Income from continuing operations	85,155	5.6%	63,297	4.1%

Loss from discontinued operations	-	0.0%	(1,300)	(0.1%	)
Net income including non-controlling interests	85,155	5.6%	61,997	4.0%

Net income attributable to non-controlling interests	(161)	(0.0% )	(308)	(0.0%	)
Net income attributable to H.B. Fuller	$84,994	5.6%	$61,689	4.0%

Basic income per common share attributable to H.B. Fuller[a]
Income from continuing operations	1.70		1.25
Loss from discontinued operations	-		(0.03)
	$1.70		$1.23

Diluted income per common share attributable to H.B. Fuller[a]
Income from continuing operations	1.66		1.22
Loss from discontinued operations	-		(0.03)
	$1.66		$1.20

Weighted-average common shares outstanding:
Basic	50,122		50,318
Diluted	51,234		51,460

Dividends declared per common share	$0.41		$0.38

a Income per share amounts may not add due to rounding

H.B. FULLER COMPANY AND SUBSIDIARIES

REGULATION G RECONCILIATION

In thousands, except per share amounts (unaudited)

		Three Months Ended August 27, 2016	% of Net Revenue	Adjustments		Adjusted Three Months Ended August 27, 2016	% of Net Revenue
Net revenue		$512,858	100.0%			$512,858	100.0%
Cost of sales		(366,737)	(71.5% )		(1,027)	(365,710)	(71.3% )
Gross profit		146,121	28.5%		(1,027)	147,148	28.7%

Selling, general and administrative expenses		(97,692)	(19.0% )		(908)	(96,784)	(18.8% )

Acquisition and transformation related costs	(55)
Workforce reduction costs	-
Facility exit costs	2,862
Other related costs	-
Special charges, net		2,807	0.5%		2,807	-	0.0%

Other income (expense), net		(956)	(0.2% )		(684)	(272)	(0.1% )
Interest expense		(6,809)	(1.3% )		(74)	(6,735)	(1.3% )
Income before income taxes and income from equity method investments		43,471	8.5%		114	43,357	8.5%

Income taxes		(12,513)	(2.4% )		(507)	(12,006)	(2.3% )
- Effective tax rate		28.8%			44.7%	27.7%

Income from equity method investments		1,840	0.3%			1,840	0.3%
Net income including non-controlling interests		32,798	6.4%		(393)	33,191	6.5%

Net income attributable to non-controlling interests		(53)	(0.0% )			(53)	(0.0% )
Net income attributable to H.B. Fuller		$32,745	6.4%		$(393)	$33,138	6.5%

Basic income (loss) per common share attributable to H.B. Fuller		$0.65		$	(0.01)	$0.66

Diluted income (loss) per common share attributable to H.B. Fuller[a]		$0.64			$(0.01)	$0.64 [1]

Weighted-average common shares outstanding:
Basic		50,261			50,261	50,261
Diluted		51,453			51,453	51,453

a Income per share amounts may not add due to rounding

H.B. FULLER COMPANY AND SUBSIDIARIES

REGULATION G RECONCILIATION

In thousands, except per share amounts (unaudited)

		Three Months Ended August 29, 2015	% of Net Revenue		Adjustments	Adjusted Three Months Ended August 29, 2015	% of Net Revenue
Net revenue		$524,133	100.0%		$88	$524,221	100.0%
Cost of sales		(377,293)	(72.0%	)	(2,141)	(375,152)	(71.6% )
Gross profit		146,840	28.0%		(2,229)	149,069	28.4%

Selling, general and administrative expenses		(98,297)	(18.8%	)	(2,623)	(95,674)	(18.3% )

Acquisition and transformation related costs	(48)
Workforce reduction costs	(216)
Facility exit costs	(1,043)
Other related costs	10
Special charges, net		(1,297)	(0.2%	)	(1,297)	-	0.0%

Other income (expense), net		(1,040)	(0.2%	)		(1,040)	(0.2% )
Interest expense		(6,448)	(1.2%	)	146	(6,594)	(1.3% )
Income before income taxes and income from equity method investments		39,758	7.6%		(6,003)	45,761	8.7%

Income taxes		(14,372)	(2.7%	)	1,568	(15,940)	(3.0% )
- Effective tax rate		36.1%			26.1%	34.8%

Income from equity method investments		1,500	0.3%		-	1,500	0.3%
Net income including non-controlling interests		26,886	5.1%		(4,435)	31,321	6.0%

Net income attributable to non-controlling interests		(79)	(0.0%	)	-	(79)	(0.0% )
Net income attributable to H.B. Fuller		$26,807	5.1%		$(4,435)	$31,242	6.0%

Income (loss) from continuing operations		$0.53			$(0.09)	$0.62
Basic income (loss) per common share attributable to H.B. Fuller		$0.53			$(0.09)	$0.62

Income (loss) from continuing operations		$0.52			$(0.09)	$0.61 [1]
Diluted income (loss) per common share attributable to H.B. Fuller		$0.52			$(0.09)	$0.61 [1]

Weighted-average common shares outstanding:
Basic		50,421			50,421	50,421
Diluted		51,530			51,530	51,530

H.B. FULLER COMPANY AND SUBSIDIARIES

REGULATION G RECONCILIATION

In thousands, except per share amounts (unaudited)

		Nine Months Ended August 27, 2016	% of Net Revenue	Adjustments	Adjusted Nine Months Ended August 27, 2016	% of Net Revenue
Net revenue		$1,519,698	100.0%		$1,519,698	100.0%
Cost of sales		(1,077,716)	(70.9% )	(3,899)	(1,073,817)	(70.7% )
Gross profit		441,982	29.1%	(3,899)	445,881	29.3%

Selling, general and administrative expenses		(301,143)	(19.8% )	(1,823)	(299,320)	(19.7% )

Acquisition and transformation related costs	(242)
Workforce reduction costs	1
Facility exit costs	2,455
Other related costs	(190)
Special charges		2,024	0.1%	2,024	-	0.0%

Other income (expense), net		(7,603)	(0.5% )	(684)	(6,919)	(0.5% )
Interest expense		(19,714)	(1.3% )	(222)	(19,492)	(1.3% )
Income before income taxes and income from equity method investments		115,546	7.6%	(4,604)	120,150	7.9%

Income taxes		(35,563)	(2.3% )	496	(36,059)	(2.4% )
- Effective tax rate		30.8%		10.8%	30.0%

Income from equity method investments		5,172	0.3%		5,172	0.3%
Net income including non-controlling interests		85,155	5.6%	(4,108)	89,263	5.9%

Net income attributable to non-controlling interests		(161)	(0.0% )		(161)	(0.0% )
Net income attributable to H.B. Fuller		$84,994	5.6%	$(4,108)	$89,102	5.9%

Basic income per common share attributable to H.B. Fuller		$1.70		$(0.08)	$1.78 [1]

Diluted income per common share attributable to H.B. Fuller		$1.66		$(0.08)	$1.74 [1]

Weighted-average common shares outstanding:
Basic		50,122		50,122	50,122
Diluted		51,234		51,234	51,234

H.B. FULLER COMPANY AND SUBSIDIARIES

REGULATION G RECONCILIATION

In thousands, except per share amounts (unaudited)

		Nine Months Ended August 29, 2015	% of Net Revenue		Adjustments	Adjusted Nine Months Ended August 29, 2015	% of Net Revenue
Net revenue		$1,535,556	100.0%		$955	$1,536,511	100.0%
Cost of sales		(1,123,573)	(73.2%	)	(8,172)	(1,115,401)	(72.6% )
Gross profit		411,983	26.8%		(9,127)	421,110	27.4%

Selling, general and administrative expenses		(293,712)	(19.1%	)	(5,919)	(287,793)	(18.7% )

Acquisition and transformation related costs	(595)
Workforce reduction costs	(2)
Facility exit costs	(3,683)
Other related costs	(312)
Special charges		(4,592)	(0.3%	)	(4,592)	-	0.0%

Other income (expense), net		(1,246)	(0.1%	)		(1,246)	(0.1% )
Interest expense		(18,765)	(1.2%	)	(184)	(18,581)	(1.2% )
Income from continuing operations before income taxes and income from equity method investments		93,668	6.1%		(19,822)	113,490	7.4%

Income taxes		(34,528)	(2.2%	)	4,160	(38,688)	(2.5% )
- Effective tax rate		36.9%			21.0%	34.1%

Income from equity method investments		4,157	0.3%		-	4,157	0.3%
Income from continuing operations		63,297			(15,662)	78,959	5.1%

Loss from discontinued operations		(1,300)	(0.1%	)	(1,300)	-	0.0%
Net income including non-controlling interests		61,997	4.0%		(16,962)	78,959	5.1%

Net loss attributable to non-controlling interests		(308)	(0.0%	)	-	(308)	(0.0% )
Net income attributable to H.B. Fuller		$61,689	4.0%		$(16,962)	$78,651	5.1%

Basic income per common share attributable to H.B. Fuller[a]
Income from continuing operations		1.25			(0.31)	1.56
Income from discontinued operations		(0.03)			(0.03)	-
		$1.23			$(0.34)	$1.56

Diluted income per common share attributable to H.B. Fuller[a]
Income from continuing operations		1.22			(0.30)	1.53
Income from discontinued operations		(0.03)			(0.03)	-
		$1.20			$(0.33)	$1.53 [1]

Weighted-average common shares outstanding:
Basic		50,318			50,318	50,318
Diluted		51,460			51,460	51,460

a Income per share amounts may not add due to rounding

H.B. FULLER COMPANY AND SUBSIDIARIES

ADJUSTED EARNING PER SHARE RECONCILIATION

In thousands (unaudited)

	Three Months ended August 27, 2016			Three Months ended August 29, 2015
	Income before Income Tax	Income Taxes	Diluted EPS	Income before Income Tax	Income Taxes	Diluted EPS[a]
Income from continuing operations	$45,258	$12,513	$0.64	$41,179	$14,372	$0.52

Special charges, net	(2,807)	(804)	(0.04)	1,297	214	0.02
Acquisition project costs[b]	725	23	0.01	572	73	0.01
Construction Products[c]	-	-	-	1,743	664	0.02
EIMEA business integration costs[d]	418	32	0.01	305	23	0.01

Tonsan call option agreement[e]	163	-	-	-	-	-
Other[f]	1,387	242	0.02	2,085	594	0.03
Adjusted Earnings	$45,144	$12,006	$0.64	$47,181	$15,940	$0.61

	Nine Months ended August 27, 2016			Nine Months ended August 29, 2015
	Income before Income Tax	Income Taxes	Diluted EPS	Income before Income Tax	Income Taxes	Diluted EPS
Income from continuing operations	$120,557	$35,563	$1.66	$97,517	$34,528	$1.22

Special charges, net	(2,024)	(684)	(0.03)	4,592	650	0.08
Acquisition project costs[b]	2,132	499	0.03	4,513	553	0.08
Construction Products[c]	-	-	-	4,422	1,685	0.05
EIMEA business integration costs[d]	2,591	197	0.05	2,360	179	0.04

Tonsan call option agreement[e]	(197)	-	-	-	-	-
Other[f]	2,102	484	0.03	3,936	1,093	0.06
Adjusted Earnings	$125,161	$36,059	$1.74	$117,340	$38,688	$1.53

a Income per share amounts may not add due to rounding
b Costs related to integrating and accounting for past and potential acquisitions
c Costs related to the ramp up of new business with Lowes and the combination of facilities in Illinois
d Costs related to EIMEA restructuring announced November 2015, plant inefficiencies and inventory variances
e Non-cash costs related to accretion and revaluation of the Tonsan call option agreement

f Costs related to the completion and start-up of a new electronics facility in Yantai China, Project ONE development costs, a planned facility closure in the Philippines and the exit from the windows business in Korea

H.B. FULLER COMPANY AND SUBSIDIARIES

SEGMENT FINANCIAL INFORMATION

In thousands (unaudited)

	Three Months Ended August 27, 2016	Three Months Ended August 29, 2015
Net Revenue:
Americas Adhesives	$198,957	$206,623
EIMEA	130,619	133,512
Asia Pacific	57,488	54,645
Construction Products	64,402	72,404
Engineering Adhesives	61,392	56,949
Total H.B. Fuller	$512,858	$524,133

Segment Operating Income:[4]
Americas Adhesives	$31,900	$33,617
EIMEA	8,430	5,325
Asia Pacific	2,510	2,749
Construction Products	2,093	3,421
Engineering Adhesives	3,496	3,431
Total H.B. Fuller	$48,429	$48,543

Depreciation Expense:
Americas Adhesives	$3,583	$3,852
EIMEA	3,689	3,616
Asia Pacific	1,569	1,402
Construction Products	1,327	1,411
Engineering Adhesives	1,495	1,630
Total H.B. Fuller	$11,663	$11,911

Amortization Expense:
Americas Adhesives	$1,075	$991
EIMEA	1,143	1,131
Asia Pacific	536	305
Construction Products	2,327	2,335
Engineering Adhesives	1,942	2,137
Total H.B. Fuller	$7,023	$6,899

EBITDA:[2]
Americas Adhesives	$36,558	$38,460
EIMEA	13,262	10,072
Asia Pacific	4,615	4,456
Construction Products	5,747	7,167
Engineering Adhesives	6,933	7,198
Total H.B. Fuller	$67,115	$67,353

Segment Operating Margin:[4]
Americas Adhesives	16.0%	16.3%
EIMEA	6.5%	4.0%
Asia Pacific	4.4%	5.0%
Construction Products	3.2%	4.7%
Engineering Adhesives	5.7%	6.0%
Total H.B. Fuller	9.4%	9.3%

EBITDA Margin:[2]
Americas Adhesives	18.4%	18.6%
EIMEA	10.2%	7.5%
Asia Pacific	8.0%	8.2%
Construction Products	8.9%	9.9%
Engineering Adhesives	11.3%	12.6%
Total H.B. Fuller	13.1%	12.9%

Adjusted EBITDA[2]
Americas Adhesives	$36,470	$38,934
EIMEA	13,616	10,692
Asia Pacific	5,195	4,588
Construction Products	5,716	9,068
Engineering Adhesives	7,732	8,923
Total H.B. Fuller	$68,729	$72,205

Adjusted EBITDA Margin[2]
Americas Adhesives	18.3%	18.8%
EIMEA	10.4%	8.0%
Asia Pacific	9.0%	8.4%
Construction Products	8.9%	12.5%
Engineering Adhesives	12.6%	15.7%
Total H.B. Fuller	13.4%	13.8%

H.B. FULLER COMPANY AND SUBSIDIARIES

SEGMENT FINANCIAL INFORMATION

In thousands (unaudited)

	Nine Months Ended August 27, 2016	Nine Months Ended August 29, 2015
Net Revenue:
Americas Adhesives	$588,422	$618,172
EIMEA	394,807	405,044
Asia Pacific	171,467	167,541
Construction Products	192,111	206,690
Engineering Adhesives	172,891	138,109
Total H.B. Fuller	$1,519,698	$1,535,556

Segment Operating Income:[4]
Americas Adhesives	$94,043	$91,021
EIMEA	25,620	8,303
Asia Pacific	9,299	8,838
Construction Products	5,412	10,790
Engineering Adhesives	6,465	(681)
Total H.B. Fuller	$140,839	$118,271

Depreciation Expense:
Americas Adhesives	$10,852	$11,688
EIMEA	12,897	11,225
Asia Pacific	4,495	4,227
Construction Products	3,928	4,256
Engineering Adhesives	4,558	3,915
Total H.B. Fuller	$36,730	$35,312

Amortization Expense:
Americas Adhesives	$3,111	$3,135
EIMEA	3,424	3,578
Asia Pacific	1,127	1,042
Construction Products	6,975	7,135
Engineering Adhesives	5,872	5,156
Total H.B. Fuller	$20,509	$20,046

EBITDA:[2]
Americas Adhesives	$108,006	$105,844
EIMEA	41,941	23,106
Asia Pacific	14,921	14,107
Construction Products	16,315	22,181
Engineering Adhesives	16,895	8,390
Total H.B. Fuller	$198,078	$173,628

Segment Operating Margin:[4]
Americas Adhesives	16.0%	14.7%
EIMEA	6.5%	2.0%
Asia Pacific	5.4%	5.3%
Construction Products	2.8%	5.2%
Engineering Adhesives	3.7%	(0.5% )
Total H.B. Fuller	9.3%	7.7%

EBITDA Margin:[2]
Americas Adhesives	18.4%	17.1%
EIMEA	10.6%	5.7%
Asia Pacific	8.7%	8.4%
Construction Products	8.5%	10.7%
Engineering Adhesives	9.8%	6.1%
Total H.B. Fuller	13.0%	11.3%

Adjusted EBITDA[2]
Americas Adhesives	$108,554	$107,268
EIMEA	42,873	26,446
Asia Pacific	15,884	14,503
Construction Products	16,506	27,071
Engineering Adhesives	17,372	13,387
Total H.B. Fuller	$201,189	$188,675

Adjusted EBITDA Margin[2]
Americas Adhesives	18.4%	17.4%
EIMEA	10.9%	6.5%
Asia Pacific	9.3%	8.7%
Construction Products	8.6%	13.0%
Engineering Adhesives	10.0%	9.7%
Total H.B. Fuller	13.2%	12.3%

H.B. FULLER COMPANY AND SUBSIDIARIES

SEGMENT FINANCIAL INFORMATION

NET REVENUE GROWTH

(unaudited)

Three Months Ended August 27, 2016

	Americas Adhesives		EIMEA		Asia Pacific	Construction Products		Engineering Adhesives	Total HBF
Price	(3.5%	)	(2.3%	)	(1.0% )	0.2%		0.0%	(2.1%	)
Volume / Mix	(0.1%	)	0.3%		10.6%	(11.2%	)	11.8%	0.9%
Constant Currency Growth	(3.6%	)	(2.0%	)	9.6%	(11.0%	)	11.8%	(1.2%	)

F/X	(0.1%	)	(0.2%	)	(4.4% )	(0.1%	)	(4.0% )	(1.0%	)
	(3.7%	)	(2.2%	)	5.2%	(11.1%	)	7.8%	(2.2%	)

Nine Months Ended August 27, 2016

	Americas Adhesives		EIMEA		Asia Pacific	Construction Products		Engineering Adhesives	Total HBF
Price	(2.5%	)	(1.0%	)	(1.3% )	0.9%		(0.6% )	(1.3%	)
Volume / Mix	(1.8%	)	2.1%		9.0%	(7.5%	)	30.6%	2.5%
Constant Currency Growth	(4.3%	)	1.1%		7.7%	(6.6%	)	30.0%	1.2%

F/X	(0.5%	)	(3.6%	)	(5.3% )	(0.5%	)	(4.8% )	(2.2%	)
	(4.8%	)	(2.5%	)	2.4%	(7.1%	)	25.2%	(1.0%	)

H.B. FULLER COMPANY AND SUBSIDIARIES

REGULATION G RECONCILIATION

In thousands (unaudited)

	Three Months Ended August 27, 2016	Three Months Ended August 29, 2015
Net income attributable to H.B. Fuller	$32,745	$26,807

Net income attributable to non-controlling interests	53	79
Income from equity method investments	(1,840)	(1,500)
Income taxes	12,513	14,372
Interest expense	6,809	6,448
Other income (expense), net	956	1,040
Special charges	(2,807)	1,297
Segment operating income[4]	48,429	48,543

Depreciation expense	11,663	11,911
Amortization expense	7,023	6,899
EBITDA[2]	$67,115	$67,353

EBITDA margin[2]	13.1%	12.9%

Non-recurring costs	1,614	4,852
Adjusted EBITDA[2]	$68,729	$72,205

Adjusted EBITDA margin[2]	13.4%	13.8%

	Nine Months Ended August 27, 2016	Nine Months Ended August 29, 2015
Net income attributable to H.B. Fuller	$84,994	$61,689

Net income attributable to non-controlling interests	161	308
Loss from discontinued operations	-	1,300
Income from equity method investments	(5,172)	(4,157)
Income taxes	35,563	34,528
Interest expense	19,714	18,765
Other income (expense), net	7,603	1,246
Special charges	(2,024)	4,592
Segment operating income[4]	140,839	118,271

Depreciation expense	36,730	35,311
Amortization expense	20,509	20,046
EBITDA[2]	$198,078	$173,628

EBITDA margin[2]	13.0%	11.3%

Non-recurring costs	3,111	15,047
Adjusted EBITDA[2]	$201,189	$188,675

Adjusted EBITDA margin[2]	13.2%	12.3%

1  Adjusted diluted earnings per share (EPS) is a non-GAAP financial measure and excludes the following non-recurring costs listed on the adjusted earnings per share reconciliation table above: special charges related to the “business integration”; restructuring in EIMEA related to operational efficiency improvement projects; and the start-up of a new electronics facility in Yantai China. We have not included a reconciliation of adjusted EPS to EPS as part of our guidance because the adjustments, if any, are not known at this time.

2  EBITDA is a non-GAAP financial measure defined on a consolidated basis as gross profit, less SG&A expense, plus depreciation expense, plus amortization expense. Adjusted EBITDA excludes items listed on the adjusted earnings per share reconciliation table above. On a segment basis it is defined as operating income, plus depreciation expense, plus amortization expense. Adjusted EBITDA margin is defined as adjusted EBITDA divided by net revenue.

3  Constant currency revenue is a non-GAAP financial measure defined as changes in revenue due to price, volume and mix and excludes revenue changes driven by foreign currency translation. The schedule above reconciles each component of net revenue growth.

4  Segment operating income is defined as gross profit less SG&A expense. Segment operating margin is defined as segment operating income divided by net revenue.